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                                                                    EXHIBIT 10.6


                                 PROMISSORY NOTE



$525,000.00
December 20, 2000


     ON DEMAND, for value received, Liquitek Enterprises, Inc. promises to pay to the order of HydroMaid International, Inc. at 1350 E. Draper Parkway, Draper, Utah 84020 in the State of Utah the sum of Five Hundred-Twenty-Five Thousand Dollars, in lawful money of the United States of America, with interest at the rate of 6.2 percent per annum.

All due and payable on or before March 31, 2001. The sum due at the aforementioned time is $533,982. (Five Hundred-Thirty-Three Thousand Nine Hundred-Eighty-Two Dollars.)

Should suit be commenced to enforce payment of this note, Liquitek Enterprises, Inc. promises to pay such additional sum as the court may adjudge reasonable as attorney's fees in said suit.


HydroMaid International, Inc.           Liquitek Enterprises, Inc.


/s/ John W. Nagel                       /s/ Lester W. B. Moore
--------------------------              --------------------------
By:  John W. Nagel                      By:  Lester W. B. Moore
     Chief Financial Officer                 Chief Executive Officer


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